                                                                   EXHIBIT 03.01



                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                               QUOKKA SPORTS, INC.


        ALAN RAMADAN hereby certifies that:

        1. The name of this corporation is Quokka Sports, Inc.

        2. The Certificate of Incorporation of this corporation was filed by the Secretary of State of the State of Delaware on August 15, 1996, in the name of Quokka Productions, Inc. The corporation's name was changed to Quokka Sports, Inc. in an Amended and Restated Certificate of Incorporation filed by the Secretary of State on September 16, 1996.

        3. He is the duly elected and acting President and Chief Executive Officer of this corporation.

        4. The Amended and Restated Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:


                                       I.

                                      NAME

        The name of this corporation is Quokka Sports, Inc. (the "Company").

                                       II.

                                     ADDRESS

        The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington 19801, County of Newcastle, and the name of the registered agent of the Company in the State of Delaware at such address is The Corporation Trust Company.

                                      III.

                                     PURPOSE

        The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.



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                                       IV.

                                      STOCK

        A. The Company is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Company is authorized to issue is Two Hundred Sixty Million (260,000,000). Two Hundred Fifty Million (250,000,000) shares shall be Common Stock, each having a par value of one-hundredth of one cent ($0.0001). Ten Million (10,000,000) shares shall be Preferred Stock, each having a par value of one-hundredth of one cent ($0.0001).

        B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized by filing a certificate pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                       V.

                                   MANAGEMENT

        For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

               1. The management of the business and the conduct of the affairs of the Company shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

               2. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of an initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the "1933 Act"), covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the directors shall be divided into three classes, designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the



                                       2.

Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

        Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

               3. a. Subject to the rights of the holders of any series of Preferred Stock, the Board of Directors or any individual director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the corporation, entitled to vote at an election of directors (the "Voting Stock") or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the then-outstanding shares of the Voting Stock.

                      b. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

               4. In the event that Section 2115(a) of the California Corporations Code is applicable to this corporation, then the following shall apply:

                      a. Every stockholder entitled to vote in any election of directors of this corporation may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are otherwise entitled, or distribute the stockholder's votes on the same principle among as many candidates as such stockholder thinks fit;

                      b. No stockholder, however, may cumulate such stockholder's votes for one or more candidates unless (i) the names of such candidates have been properly placed in nomination, in accordance with the Bylaws of the corporation, prior to the voting, (ii) the stockholder has given advance notice to the corporation of the intention to cumulative votes pursuant to the Bylaws, and (iii) the stockholder has given proper notice to the other stockholders at the meeting, prior to voting, of such stockholder's intention to cumulate such stockholder's votes; and



                                       3.

                      c. If any stockholder has given proper notice, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. The candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares shall be declared elected.

               5. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the Voting Stock of all of the then-outstanding shares of the voting stock of the Company entitled to vote. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

               6. The directors of the Company need not be elected by written ballot unless the Bylaws so provide.

               7. No action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with the Bylaws, and following the closing of the Initial Public Offering no action shall be taken by the stockholders by written consent.

               8. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws of the Company.

                                       VI.

                             LIABILITY OF DIRECTORS

        A. A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

                                    AMENDMENT

        A. The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by



                                       4.

statute, except as provided in paragraph B. of this Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

        B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock of the Company required by law, this Certificate of Incorporation or any certificate of designation of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Voting Stock of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, and VII."

                                   *    *    *



                                       5.

5. This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of this corporation.

6. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by the stockholders of this corporation.

        IN WITNESS WHEREOF, Quokka Sports, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer in San Francisco, California this 29th day of September, 2000.


                                      QUOKKA SPORTS, INC.



                                      By: /s/ Alan Ramadan
                                         ---------------------------------------
                                           ALAN RAMADAN
                                           President and Chief Executive Officer


ATTEST:


/s/ Les Schmidt
-----------------------------------
LES SCHMIDT
Secretary



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